      As filed with the Securities and Exchange Commission on May 31, 1996

                                                      Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             ---------------------


                                Case Corporation
               (Exact name of issuer as specified in its charter)

      Issuer: Delaware                          Issuer:  76-0433811
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                   700 State Street, Racine, Wisconsin 53404
                    (Address of Principal Executive Offices)


                    Case Corporation Retirement Savings Plan
                            (Full title of the Plan)

                               RICHARD S. BRENNAN
                         General Counsel and Secretary
                                Case Corporation
                                700 State Street
                            Racine, Wisconsin  53404
                    (Name and address of agent for service)

                           Telephone: (414) 636-6011
         (Telephone number, including area code, of agent for service)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed     Proposed
                                           maximum     maximum
 Title of securities     Amount to be     offering    aggregate     Amount of
  to be registered        registered      price per    offering    Registration
                                           share*       price*         fee
- --------------------------------------------------------------------------------
Common Stock of
 Case Corporation,
 par value $0.01 per
 share                 4,000,000  shares     $50.75  $203,000,000       $70,000
================================================================================

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 and is based upon the average of the high and low prices of the Common Stock as quoted for May 29, 1996 in The Wall Street Journal.
- --------------------------------------------------------------------------------
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
- --------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3.  Incorporation of Documents by Reference.

    Case Corporation ("Case" or the "Company") is registering securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the Case Corporation Retirement Savings Plan is effective and the contents of that registration statement (File No. 33-99128) are incorporated in this registration statement by reference.

 Item 4.  Description of Securities.

    Not applicable.


 Item 5.  Interests of Named Experts and Counsel.

    The legality of the Common Stock to which this Registration Statement applies has been passed upon by Kevin J. Hallagan, the Associate General Counsel and Assistant Secretary of Case. Case has been advised by Kevin J. Hallagan that at May 15, 1996, he owned 1,156 shares of Case Common Stock and options to purchase 15,000 shares of Case Common Stock.


 Item 6.  Indemnification of Directors and Officers.

    The contents of the registration statement previously filed for the Case Corporation Retirement Savings Plan (File No. 33-99128) are incorporated in this registration statement by reference.


 Item 7.  Exemption from Registration Claimed.

    Not applicable.


 Item 8.  Exhibits.

    Please refer to the Index to Exhibits attached hereto.


 Item 9.  Undertakings.

    The contents of the registration statement previously filed for the Case Corporation Retirement Savings Plan (File No. 33-99128) are incorporated in this registration statement by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on May 31, 1996.


                                CASE CORPORATION


                                By: /s/ THEODORE R. FRENCH
                                    ----------------------------------
                                           Theodore R. French
                                         Senior Vice President and
                                          Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.


         Signature                       Title                   Date
- ---------------------------  ------------------------------  ------------


 /s/ JEAN-PIERRE ROSSO*      Chairman, President, Chief      May 31, 1996
- ---------------------------  Executive Officer and
   Jean-Pierre Rosso         Director (Principal Executive
                             Officer)


/s/ THEODORE R. FRENCH       Senior Vice President and       May 31, 1996
- ---------------------------  Chief Financial Officer
   Theodore R. French        (Principal Financial and
                             Accounting Officer)


/s/ MARK ANDREWS*            Director                        May 31, 1996
- ---------------------------
   Mark Andrews


/s/ JEFFERY T. GRADE*        Director                        May 31, 1996
- ---------------------------
   Jeffery T. Grade


/s/ KATHERINE M. HUDSON*     Director                        May 31, 1996
- ---------------------------
   Katherine M. Hudson


/s/ DANA G. MEAD*            Director                        May 31, 1996
- ---------------------------
   Dana G. Mead


/s/ GERALD ROSENFELD*        Director                        May 31, 1996
- ---------------------------
   Gerald Rosenfeld


/s/ THEODORE TETZLAFF*       Director                        May 31, 1996
- ---------------------------
   Theodore R. Tetzlaff


/s/ THOMAS N. URBAN*         Director                        May 31, 1996
- ---------------------------
   Thomas N. Urban


*By:/s/ KEVIN J. HALLAGAN
- ---------------------------
   Kevin J. Hallagan
   Attorney-in-fact

    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on May 31, 1996.

                                       CASE CORPORATION RETIREMENT SAVINGS PLAN


                                       By /s/ GERALD ROSENFELD
                                          -------------------------------------
                                          Gerald Rosenfeld
                                          Chairman
                                          Compensation Committee of the
                                          Board of Directors of Case Corporation

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                --------------

                                    Exhibits


                                       to



                                    FORM S-8



                             REGISTRATION STATEMENT


                                     Under


                           THE SECURITIES ACT OF 1933


                                --------------



                                CASE CORPORATION

================================================================================

                               INDEX TO EXHIBITS

  Exhibit
  Number                                    Description of Exhibits
  ------                                    -----------------------


  4(a)(1) Certificate of Incorporation of Case Equipment Corporation (Exhibit 3(a)(1) to Amendment No. 4 to Registration Statement No. 33-78148). *

  4(a)(2) Certificate of Amendment to Certificate of Incorporation Case Equipment Corporation (Exhibit 3(a)(4) to Registration Statement No. 33-82158). *

  4(b) By-Laws of Case Equipment Corporation as amended and restated on June 15, 1994 (Exhibit 3(b) to Amendment No. 4 to Registration Statement No. 33-78148). *

  5(a) Opinion and consent of Kevin J. Hallagan, Associate General Counsel and Assistant Secretary of Case Corporation.

  5(b) Undertaking by Case Corporation that it will submit the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan (Exhibit 5(b) to Registration Statement No. 33-99128). *

  23(a)          Consent of Arthur Andersen LLP.

  23(b) The consent of Kevin J. Hallagan is contained in the opinion filed as Exhibit 5(a) to the Registration Statement.

  24             Powers of Attorney.

____________________

* Exhibit incorporated by reference.